Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Raymond A. Low
Chief Financial Officer
(510) 683-5900

Leslie Green
Green Communications Consulting, LLC
(650) 312-9060

AXT, Inc. Announces Fourth Quarter and Fiscal 2012 Financial Results

•	FY 2012 Net Revenues: $88.4 million

•	FY 2012 GAAP Net Income: $3.1 million; $0.09 per share (diluted)

FREMONT, Calif., Feb. 25, 2013 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor substrates, today reported financial results for the fourth quarter and fiscal year ended December 31, 2012.

Fourth Quarter 2012 Results
Revenue for the fourth quarter of 2012 was $18.9 million compared with $20.8 million in the third quarter of 2012. Total gallium arsenide (GaAs) substrate revenue was $11.3 million for the fourth quarter of 2012, compared with $12.9 million in the third quarter of 2012. Indium phosphide (InP) substrate revenue was $1.6 million for the fourth quarter of 2012, compared with $1.6 million in the third quarter of 2012. Germanium (Ge) substrate revenue was $1.7 million for the fourth quarter of 2012 compared with $2.0 million in the third quarter of 2012. Raw materials sales were $4.3 million for the fourth quarter of 2012, compared with $4.3 million in the third quarter of 2012.

Gross margin was 19.5 percent of revenue for the fourth quarter of 2012. By comparison, gross margin in the third quarter of 2012 was 26.3 percent of revenue.

Operating expenses were $4.6 million in the fourth quarter of 2012, compared with $4.8 million in the third quarter of 2012.

Loss from operations for the fourth quarter of 2012 was $0.9 million compared with income from operations of $0.7 million in the third quarter of 2012.
Net interest and other income for the fourth quarter of 2012 was $522,000, which included a foreign exchange loss of $499,000. This compares with net interest and other income of $544,000 in the third quarter of 2012, which included a foreign exchange gain of $114,000.

AXT, Inc. 4281 Technology Drive Fremont, CA 94538 Tel: 510.683.5900 Fax: 510.353.0668 www.axt.com.

AXT, Inc. Announces Fourth Quarter and Fiscal 2012 Results
Feb 25, 2013

Net loss in the fourth quarter of 2012 was $0.8 million or $0.02 per diluted share compared with net income of $0.9 million or $0.03 per diluted share in the third quarter of 2012.

Fiscal 2012 Results
For the fiscal year 2012, revenue was $88.4 million, a 15 percent decrease from $104.1 million in fiscal year 2011. Gross margin for fiscal year 2012 was 28.1 percent of revenue compared with 43.0 percent of revenue for fiscal year 2011.

Net income for fiscal year 2012 was $3.1 million or $0.09 per diluted share compared with net income of $20.3 million or $0.61 per diluted share for fiscal year 2011.

Management Qualitative Comments
"While we are coming off of a tough year in our industry, we believe that we have been able to weather the environment reasonably well, remaining profitable for the year and generating nearly $10 million in cash," said Morris Young, chief executive officer.  "As we enter 2013, we are seeing signs of market improvement in several of our product categories and believe that the current customer landscape holds interesting opportunity for AXT. We are approaching the year with cautious optimism and will continue to exercise tight expense control and careful financial planning.  We believe that AXT is a strong competitor and we are focused on delivering growth and shareholder value in 2013."

Conference Call
The company will also host a conference call to discuss these results on February 25, 2013 at 1:30 p.m. PST. The conference call can be accessed at (719) 325-2215 (passcode 3780034). The call will also be simulcast on the Internet at www.axt.com. Replays will be available at (719) 457-0820 (passcode 3780034) until March 3, 2013. Financial and statistical information to be discussed in the call will be available on the company’s website immediately prior to commencement of the call. Additional investor information can be accessed at http://www.axt.com or by calling the company’s Investor Relations Department at (510) 683-5900.

About AXT, Inc.
AXT designs, develops, manufactures and distributes high-performance compound and single element semiconductor substrates comprising gallium arsenide (GaAs), indium phosphide (InP) and germanium (Ge) through its manufacturing facilities in Beijing, China. In addition, AXT maintains its sales, administration and customer service functions at its headquarters in Fremont, California. The company’s substrate products are used primarily in lighting display applications, wireless communications, fiber optic communications and solar cell. Its vertical gradient freeze (VGF) technique for manufacturing semiconductor substrates provides significant benefits over other methods and enabled AXT to become a leading manufacturer of such substrates. AXT has manufacturing facilities in China and invests in joint ventures in China producing raw materials. For more information, see AXT’s website at http://www.axt.com.

AXT, Inc. Announces Fourth Quarter and Fiscal 2012 Results
Feb 25, 2013

Safe Harbor Statement
The foregoing paragraphs contain forward-looking statements within the meaning of the Federal Securities laws, including statements regarding our current and long-term growth and trends in the demand for our products, our progress in our strategic plans, and the positioning of the company. These forward-looking statements are based upon specific assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results of the company to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: overall conditions in the markets in which the company competes; global financial conditions and uncertainties; market acceptance and demand for the company’s products; the impact of factory closures or other events causing delays by our customers on the timing of sales of our products; and other factors as set forth in the company’s annual report on Form 10-K and other filings made with the Securities and Exchange Commission. Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

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FINANCIAL TABLES TO FOLLOW

AXT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Revenue	$18,927	$21,219	$88,374	$104,121
Cost of revenue	15,243	13,386	63,522	59,339
Gross profit	3,684	7,833	24,852	44,782

Operating expenses:
Selling, general and administrative	3,710	3,851	15,419	14,836
Research and development	875	657	3,468	2,473
Total operating expenses	4,585	4,508	18,887	17,309
Income (loss) from operations	(901)	3,325	5,965	27,473
Interest income, net	316	190	518	449
Other income, net	206	253	520	696

Income (loss) before provision for income taxes	(379)	3,768	7,003	28,618
Provision for income taxes	294	162	853	2,795
Net income (loss)	(673)	3,606	6,150	25,823

Less: Net income attributable to noncontrolling interest	(83)	(1,040)	(3,040)	(5,503)
Net income (loss) attributable to AXT, Inc.	$(756)	$2,566	$3,110	$20,320

Net income (loss) attributable to AXT, Inc. per common share:
Basic	$(0.02)	$0.08	$0.09	$0.63
Diluted	$(0.02)	$0.08	$0.09	$0.61

Weighted average number of common shares outstanding:
Basic	32,220	31,992	32,144	31,872
Diluted	32,220	32,822	32,865	33,061

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AXT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31,	December 31,
	2012	2011
Assets:
Current assets
Cash and cash equivalents	$30,634	$26,156
Short-term investments	10,270	5,505
Accounts receivable, net	17,912	17,966
Inventories	40,352	46,012
Related party notes receivable - current	2,036	412
Prepaid expenses and other current assets	5,268	7,052
Total current assets	106,472	103,103

Long-term investments	9,191	8,981
Property, plant and equipment, net	37,235	34,282
Related party notes receivable - long-term	416	2,021
Other assets	14,275	14,101

Total assets	$167,589	$162,488

Liabilities and stockholders' equity:
Current liabilities
Accounts payable	$5,894	$3,286
Accrued liabilities	7,202	7,597
Total current liabilities	13,096	10,883

Long-term portion of royalty payments	3,325	4,125
Other long-term liabilities	254	431
Total liabilities	16,675	15,439

Stockholders' equity:
Preferred stock	3,532	3,532
Common stock	32	32
Additional paid-in capital	193,063	191,554
Accumulated deficit	(59,047)	(62,157)
Accumulated other comprehensive income	6,033	5,818
Total AXT, Inc. stockholders' equity	143,613	138,779

Noncontrolling interest	7,301	8,270
Total stockholders' equity	150,914	147,049

Total liabilities and stockholders' equity	$167,589	$162,488